FIFTH AMENDMENT


         THIS FIFTH AMENDMENT (this "Amendment") is entered into as of October 30, 1996, among the undersigned. Terms not defined in this Amendment have the respective meanings given such terms in the Credit Agreement defined below.

                                    RECITALS

         A. Reference is made to that certain AMENDED AND RESTATED CREDIT AGREEMENT (as amended, supplemented, or replaced, the "Credit Agreement") dated as of December 11, 1992, executed by ELJER MANUFACTURING, INC., a Delaware corporation (the "Borrower"); ELJER INDUSTRIES, INC., a Delaware corporation (the "Parent Guarantor"); the financial institutions from time to time parties thereto; NATIONSBANK OF TEXAS, N.A., ("NationsBank"), as a Bank and a co-agent and the administrative agent for itself and the other Banks; and MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Morgan Guaranty"), as a Bank and a co-agent for itself and the other Banks.

         B.  The undersigned desire to amend the Credit Agreement.

         NOW THEREFORE, the undersigned agree as follows:

         1. Definitions. Unless otherwise defined herein, all capitalized terms shall have the same meanings as in the Credit Agreement.

         2. Applicable Margin. The definition of Applicable Margin is hereby amended in its entirety to read as follows:

             Applicable Margin means 5%, which is the margin of interest in excess of the Prime Rate that is applicable when any interest rate is determined under this Agreement.

         3. Maturity Date. The definition of Maturity Date is hereby amended in its entiety to read as follows:

             Maturity  Date means the earlier of (a) January 31, 1998,  and
         (b) the effective date that the Banks' obligations to extend or maintain credit hereunder are otherwise canceled in accordance with the provisions herein.

         4. Mandatory Prepayment. Subparagraph (e) of Section 2.5 is hereby amended in its entirety to read as follows:

            (e) On or before September 30, 1997, the Borrower shall pay as a mandatory prepayment of the Obligation an amount sufficient to reduce the Principal Debt outstanding on that date by at least $2,000,000. On or before December 31, 1997, the Borrower shall pay as a mandatory prepayment of the Obligation an amount sufficient to reduce the Principal Debt outstanding on that date by at least $3,000,000.

         5. Financial Covenants. Section 8 is hereby amended in its entirety to read as follows:

                                    SECTION 8

                               FINANCIAL COVENANTS

                  Until the Obligation has been paid and performed in full, and unless a deviation therefrom is permitted by the Required Banks, the Parent Guarantor and the Borrower, for themselves and the other Related Companies, jointly and severally agree as follows:

                  SECTION 8.1 Capital Expenditures. No Related Company (including, without limitation, U.S. Brass) will, directly or indirectly, make expenditures for the acquisition, construction, improvement, or replacement of land, buildings, equipment, or other fixed or capital assets or leaseholds (excluding expenditures properly chargeable to repairs or maintenance), other than expenditures which are for or related to assets or leaseholds used or useful in the normal business operations of such Related Company and which, together with all other such expenditures by any other Related Company, do not exceed the following limits (which, for calendar year 1997, may be adjusted upward by the unused amount of the previous year's maximum amount:


                             Period                      Maximum Amount
                            --------                     --------------

                              1996                         $12,000,000
                              1997                         $14,000,000


                  SECTION 8.2 Minimum Adjusted Tangible Net Worth - Parent Guarantor. At the end of any fiscal quarter listed below, the Adjusted Tangible Net Worth - Parent Guarantor shall not be less than the applicable minimum amount set forth below opposite such fiscal quarter:


                             Fiscal Quarter                 Minimum
                           Ending On Or About                Amount
                           ------------------            -------------

                                9/30/96                  $(20,446,000)
                               12/31/96                  $(17,091,000)
                                3/31/97                  $ (8,337,000)
                                6/30/97                  $ (9,114,000)
                                9/30/97                  $ (6,613,000)
                               12/31/97                  $ (2,357,000)

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         For  purposes of the  calculations  in this  Section 8.2 and in Section
         8.3,  below,   accruals  for  post-retirement   benefits  according  to
         Financial Accounting Standards No. 106 will be reflected after December 31, 1993.

                  SECTION 8.3 Minimum Adjusted Tangible Net Worth - U.S. Only. At the end of any fiscal quarter listed below, the Adjusted Tangible Net Worth - U.S. Only shall not be less than the applicable minimum amount set forth below opposite such fiscal quarter:

                     Fiscal Quarter                     Minimum
                    Ending On Or About                    Amount
                    ------------------                   --------

                          9/30/96                      $(96,551,000)
                         12/31/96                      $(94,658,000)
                          3/31/97                      $(87,615,000)
                          6/30/97                      $(86,476,000)
                          9/30/97                      $(84,965,000)
                         12/31/97                      $(82,289,000)


                  SECTION 8.4 Minimum Consolidated Cash Flow From Operating Activities Parent Guarantor. For the period of four consecutive fiscal quarters ending with the fiscal quarter listed below, the consolidated Cash Flow From Operating Activities for the Parent Guarantor and its Consolidated Subsidiaries (excluding U.S. Brass and any compensation earned from U.S. Brass under the U.S. Brass - EMI Tax Sharing Agreement) shall not be less than the applicable minimum amount set forth below opposite such fiscal quarter:


                       Fiscal Quarter                      Minimum
                     Ending On Or About                     Amount
                     ------------------                    --------

                          9/30/96                        $ 8,000,000
                         12/31/96                        $ 5,000,000
                          3/31/97                        $ 5,000,000
                          6/30/97                        $ 1,000,000
                          9/30/97                        $ 3,000,000
                         12/31/97                        $ 4,000,000


                  SECTION 8.5 Minimum Consolidated Cash Flow From Operating Activities - U.S. Only. For the period of four consecutive fiscal quarters ending with the fiscal quarter listed below, the consolidated Cash Flow From Operating Activities for the Parent Guarantor and its Consolidated Subsidiaries (excluding U.S. Brass and any foreign
         Subsidiaries, any interest income resulting from the Permitted Debt described in items 7 and 8 on Schedule 5.15, and any compensation earned from U.S. Brass under the U.S. Brass - EMI Tax Sharing Agreement) shall not be less than the applicable minimum amount set forth below opposite such fiscal quarter:

                     Fiscal Quarter                       Minimum
                    Ending On Or About                     Amount
                    ------------------                    --------

                          9/30/96                        $ 5,000,000
                         12/31/96                        $   500,000
                          3/31/97                        $ 5,000,000
                          6/30/97                        $         0
                          9/30/97                        $         0
                         12/31/97                        $ 2,000,000


                  SECTION 8.6 Minimum Current Ratio - Parent Guarantor. For any fiscal quarter listed below, the ratio of the consolidated current assets (excluding any compensation payable by U.S. Brass under the U.S. Brass - EMI Tax Sharing Agreement) to the consolidated current liabilities (excluding current maturities of Restricted Debt and any amounts accrued in connection with the Kowin-Simonds Lawsuit) of the Parent Guarantor and its Consolidated Subsidiaries (excluding U.S. Brass) shall not be less than 1.50 to 1.

                  SECTION 8.7 Fixed Charge Coverage Ratio - Parent Guarantor. For any fiscal quarter, the Fixed Charges Coverage Ratio for the Parent Guarantor and its Consolidated Subsidiaries (excluding U.S. Brass) for the period of four consecutive fiscal quarters ending with such fiscal quarter shall not be less than 0.85 to 1.

                  SECTION 8.8 Fixed Charge Coverage Ratio - U.S. Only. For any fiscal quarter, the Fixed Charges Coverage Ratio for the Parent Guarantor and its Consolidated Subsidiaries (excluding U.S. Brass and any foreign Subsidiaries) for the period of four consecutive fiscal quarters ending with such fiscal quarter shall not be less than 0.65 to 1.

         For purposes of the provisions of Sections 8.4, 8.5 and 8.6 of the Credit Agreement and the calculations on the Financial Report Certificate with respect to those Sections, the principal amount of debt outstanding under the Congress Receivables Facility shall be excluded.

         6. Permitted Debt. Schedule 5.15 is hereby amended by adding as item number 13 the following:

                  13. $500,000.00, 7-year, 2% loan from the Pennsylvania Department of Commerce to finance the purchase of a Bricesco Envelope Kiln for use in Borrower's Ford City, Pennsylvania facility, secured by such Bricesco Envelope Kiln.

         7. Representations and Warranties. The Borrower and the Parent Guarantor jointly and severally represent and warrant to each Agent and to each Bank that as of this date:

                  (a) the execution and delivery of this Amendment have been authorized by all requisite corporate action and will not violate its organizational documents;

                  (b) except for matters heretofore disclosed in writing by any Related Company, the representations and warranties in each Loan Paper (as affected by this Amendment) to which it is a party are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (except to the extent that (i) such representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated by the Credit Agreement); and

                  (c)      no Default or Event of Default exists.

         8.  Conditions. This Fifth Amendment shall not become effective unless:

                  (a) The Administrative Agent shall have received from the Borrower an amendment fee in the amount of $520,430.77, which is 1% of the sum of (i) Principal Debt of the Existing Letters of Credit issued by NationsBank minus $1,996,975.27 (the amount in the Cash Collateral Account as of the date of this Amendment securing the Existing Letters of Credit issued by NationsBank) plus (ii) the unpaid principal balance of the Notes. Such amendment fee shall be for the account of the Banks other than First Chicago on a pro rata basis according to the amount in the preceding sentence held by each of them upon which the 1% amendment fee is being paid.

                  (b) The Administrative Agent shall have received a certificate from a Responsible Officer certifying, based on due inquiry, that all of the representations and warranties in paragraph 7, above, are true and correct;

                  (c) Administrative Agent shall have received executed counterparts of this Fifth Amendment from the Borrower, the Parent Guarantor, and all Banks, and a certificate from a Responsible Officer of each of the Borrower and Parent Guarantor certifying as to (i) the due incumbency of its officers authorized to execute this Fifth Amendment, (ii) resolutions duly adopted by its directors approving and authorizing execution of this Fifth Amendment, and (iii) any changes to its corporate charter or bylaws since April 30, 1996.

         9. Release. In consideration of the agreement of the parties hereto to enter into this Amendment, (a) the Parent Guarantor and the Borrower each release the Administrative Agent, each Agent, each Bank, and their respective parents, subsidiaries, directors, officers, employees, representatives, agents, successors, assigns, and attorneys from all claims and causes of action existing on or before the date hereof under or in connection with the Existing Credit Facilities, the Morgan Guaranty Swap Agreement, or the Existing Letters of Credit, or arising in connection with the execution, negotiation, and preparation of this Amendment, the Credit Agreement and the other Loan Papers, and (b) the Administrative Agent, each Agent, and each Bank each release the Borrower, the Parent Guarantor, and their respective parents, subsidiaries, directors, officers, employees, representatives, agents, successors, assigns, and attorneys from all claims and causes of action existing on or before the date hereof under or in connection with the Existing Credit Facilities, the Morgan Guaranty Swap Agreement, the Existing Letters of Credit or the Loan Papers, or arising in connection with the execution, negotiation, and preparation of this Amendment, the Credit Agreement and the other Loan Papers; provided that, nothing herein shall be deemed to be a waiver of any Default or Event of Default under the Loan Papers.

         10. Ford City Kiln. Each of the parties hereto consents to the subordination by the Agent of its security interest in the Bricesco Envelope Kiln used by Borrower in its Ford City, Pennsylvania facility to the security interest held by the Pennsylvania Department of Commerce to secure its $500,000 loan to Borrower to purchase such kiln.

         11. Miscellaneous. This Amendment is a Loan Paper, and, therefore, this Amendment is subject to the applicable provisions of Section 11 of the Credit Agreement, all of which applicable provisions are incorporated herein by reference the same as if set forth herein verbatim. Except as affected by this Amendment, the Loan Papers are unchanged and continue in full force and effect. Borrower and Parent Guarantor each agree that all Loan Papers to which it is a party remain in full force and effect and continue to evidence its legal, valid, and binding obligations enforceable in accordance with their terms (as affected by this Amendment), except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

     THE LOAN PAPERS, INCLUDING THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         12. Counterparts. This Amendment may be executed in more than one counterpart, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.






      [Remainder of page left intentionally blank. Signature pages follow.]

         EXECUTED as of the date first written above.


                                             ELJER MANUFACTURING, INC.,
                                             as Borrower

                                             By:/s/Brooks F. Sherman
                                                  ------------------------------
                                                  Name:  Brooks F. Sherman
                                                  Title: Vice President-Finance


                                             ELJER INDUSTRIES, INC.,
                                             as Parent Guarantor

                                             By:/s/Brooks F. Sherman
                                                  ------------------------------
                                                  Name:  Brooks F. Sherman
                                                  Title: Vice Presient-Finance


                                             NATIONSBANK OF TEXAS, N. A.,
                                             as Administrative Agent, an Agent,
                                             and a Bank

                                             By:/s/William E. Livingstone, IV
                                                  ------------------------------
                                                Name:  William E. Livingstone,IV
                                                Title: Senior Vice President



                                             MORGAN GUARANTY TRUST COMPANY OF
                                             NEW YORK,
                                             as an Agent and a Bank

                                             By:/s/Michael J. Gibbons
                                                  ------------------------------
                                                  Name:  Michael J. Gibbons
                                                  Title: Managing Director



                                             THE FIRST NATIONAL BANK OF CHICAGO,
                                             as a Bank

                                             By:/s/Dennis Saletta
                                                  ------------------------------
                                                  Name:  Dennis Saletta
                                                  Title: Vice President

                                             DK ACQUISITION PARTNERS,
                                             as a Bank

                                             By:      M.H. Davidson & Co.,
                                                      a general partner

                                             By:/s/Michael J. Leffell
                                                  ------------------------------
                                                  Name:  Michael J. Leffell
                                                  Title: General Partner



                                             FOOTHILL CAPITAL CORPORATION,
                                             as a Bank

                                             By:/s/Jeff Nikora
                                                  ------------------------------
                                                  Name:  Jeff Nikora
                                                  Title: Vice President



                                             THIRD AVENUE VALUE FUND, INC.,
                                             as a Bank

                                             By:/s/Michael Carney
                                                  ------------------------------
                                                  Name:  Michael Carney
                                                  Title: Treasurer, CFO



                                             COMAC PARTNERS
                                             as a Bank


                                             By:/s/Christopher M. Mackey
                                                  ------------------------------
                                                  Name:  Christopher M. Mackey
                                                  Title: General Partner